UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 13, 2026
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC
8.50% Notes due 2031	NEWTO	Nasdaq Global Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	NEWTP	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2026, NewtekOne (the “Company”) entered into a Securities Distribution Agreement (the “Securities Distribution Agreement”), by and among the Company, B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC (collectively, the “Placement Agents”). Pursuant to the Securities Distribution Agreement, the Company may offer and sell up to $50,000,000 aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of its 8.50% Fixed Rate Senior Notes due 2029 (the “8.50% 2029 Notes”), 8.625% Fixed Rate Senior Notes due 2029 (the “8.625% 2029 Notes”) and/or 8.50% Fixed Rate Senior Notes due 2031 (the “2031 Notes,” and, together with the 8.50% 2029 Notes and the 8.625% 2029 Notes, the “Notes”) and its Depositary Shares, each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Depositary Shares,” and, together with the Notes, the “Securities”) from time to time through the Placement Agents acting as its sales agents in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through Nasdaq Global Market® or any other existing trading market in the United States for the Company’s Securities, sales made to or through a market maker other than on an exchange or otherwise, directly to the Placement Agents as principals, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Securities Distribution Agreement became effective as of March 12, 2026. The foregoing description of the Securities Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Securities, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-269452) and the Company's Prospectus Supplement filed with the Securities and Exchange Commission on March 13, 2026, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01     Financial Statement and Exhibits
(d)  Exhibits.

Exhibit Number	Description

1.1	Securities Distribution Agreement, by and among NewtekOne, Inc., B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC, dated as of March 12, 2026.
5.1	Opinion of Robert Fraley
5.2	Opinion of Michael A. Schwartz
23.1	Consent of Robert Fraley (included in Exhibit 5.1)
23.2	Consent of Michael A. Schwartz (included in Exhibit 5.2)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: March 18, 2026	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board